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                                                                    EXHIBIT 99.2

                       Consent of CHASE SECURITIES INC.

     We hereby consent to the inclusion of our opinion letter dated March 6, 2001, to the Board of Directors of Extended Systems, Inc. as Appendix D to the Proxy Statement/Prospectus which forms a part of the Registration Statement on Form S-4 relating to the proposed merger of the Company with and into Palm, Inc. and to the references to such opinion in the Proxy Statement/Prospectus under the captions "Summary of the Proxy Statement/Prospectus", "The Merger and Related Transactions-Background of the Merger", "The Merger and Related Transactions-Consideration of the Merger by Extended Systems' Board of Directors" and "The Merger and Related Transactions-Opinions of Extended Systems' Financial Advisor". In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations issued by the Securities and Exchange Commission thereunder (collectively, the "Securities Act") nor do we admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in the Securities Act.



                                            CHASE SECURITIES INC.



                                            By: /s/ MICHAEL V. DEFELICE
                                               ---------------------------
                                               Michael V. DeFelice
                                               Managing Director